Exhibit 99

NEWS For Immediate Release	Viad Corp 1850 N. Central Avenue Suite 1900 Phoenix, AZ 85004

VIAD CORP CONFIRMS RECEIPT OF NOTICE OF NOMINATIONS

No Shareholder Action Required at this Time

PHOENIX, Feb. 23, 2015 /PRNewswire/ -- Viad Corp (NYSE:VVI) today confirmed that a shareholder, JCP Investment Partnership, LP (“JCP Partnership”), submitted to the Company a notice of its intent to nominate three director candidates to stand for election to the Viad Board of Directors at the Company’s 2015 Annual Meeting of Shareholders. JCP Partnership disclosed that it beneficially owns approximately 0.35% of the outstanding shares of Viad, and together with its nominees and certain other shareholders that would participate in the solicitation of shares by JCP Partnership, beneficially owns an aggregate of approximately 1.6% of the outstanding shares of Viad. Viad shareholders are not required to take any action at this time.

The Company issued the following statement:

Viad is committed to enhancing shareholder value and will continue to act in the best interests of the Company and all of its shareholders. This is a transformational time for the Company with Viad’s Board and management team making tangible progress to position Viad for growth and lasting success. In April 2014, Viad announced the conclusion of a thorough review of strategic options to enhance shareholder value and its go-forward strategy. Since that time, the Company has made substantial progress against its stated strategic growth initiatives for both of its business groups with the launch of the Glacier Skywalk and the acquisitions of the West Glacier hospitality assets, audio-visual services firm Blitz Communications, event accommodations firms onPeak and Travel Planners and event registration and data service provider N200. In addition to reaping the synergistic benefits of acquisitions, the Company remains committed to driving margin improvement through operational excellence to further enhance shareholder value.

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In December 2014, Viad announced the appointment of Steve Moster as President, Chief Executive Officer and a member of the Board of Directors. During his tenure as President of GES, Mr. Moster delivered revenue growth and margin improvement while also working to reduce the capital intensity of the business in order to generate stronger returns on invested capital. Under his direction, GES is being transformed into the preferred global full-service provider to live events by launching and acquiring new value-added services that complement the core business. These actions are creating opportunities to capture greater market share and generate higher margins. Prior to Viad, Mr. Moster was an engagement manager at McKinsey & Company where he worked with a broad set of clients to create and implement growth strategies and implement Lean manufacturing processes. Mr. Moster’s proven track record and deep understanding of Viad’s operations make him the ideal executive to accelerate the Company’s strategic growth initiatives and enhance shareholder value across its businesses.

As evidenced by Viad’s recent 2014 full-year results, the Company has been delivering significant growth and has made excellent progress against its strategic growth plans. The Company’s Travel & Recreation Group and Marketing & Events Group both finished the year with double-digit revenue growth and improved margins driven by a combination of organic growth, acquisitions and continued focus on driving increased efficiencies.

Viad has a proven track record of delivering value to shareholders and prudently managing capital. In February 2014, the Company declared a special cash dividend of approximately $30.5 million, or $1.50 per share. This special cash dividend follows a previous special cash dividend of $50.8 million, or $2.50 per share, that was distributed in November 2013, and a 150% increase in Viad's regular quarterly dividend that was effective with the October 1, 2012 dividend payment. Since its spin-off of MoneyGram International on June 30, 2004, the company has returned $247.4 million in capital to shareholders through special and quarterly dividends and share repurchases.

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Viad has a strong and engaged Board comprised of nine directors, including eight independent directors, all of whom are committed to overseeing the successful execution of Viad’s strategic plan to create value for shareholders. Viad’s directors are proven business leaders with a broad and balanced range of management, financial, marketing and operational experience, as well as expertise in the service, events and travel industries.

Additionally, in December 2014, Viad’s Board elected an independent director, Richard H. Dozer, as its new Chairman of the Board. Previously, the Chairman role had been filled by Viad’s prior President and CEO. Mr. Dozer served as president of the Arizona Diamondbacks, president of the US Airways Center Arena, and Chief Operating Officer of the Phoenix Suns. Early in his career, he was an audit manager with Arthur Andersen. Mr. Dozer currently serves on the boards of directors of two other publicly traded companies, Swift Corporation and Apollo Education Group, as well as numerous other boards, including the Greater Phoenix Convention and Visitor’s Bureau.

The Company welcomes communication and input from shareholders. The Company’s Board and Corporate Governance and Nominating Committee will review the notice from JCP Partnership and will consider the nominations in due course. The Company will present its recommendation with respect to the election of directors in its proxy statement to be filed with the Securities and Exchange Commission.

The Company’s 2015 Annual Meeting of Shareholders has not yet been scheduled. A copy of the notice received from JCP Partners has been posted on the Investor Relations section of the Company’s website, under the caption “Annual Meeting – Proxy Materials”. The Company has not received any other notices of nominations or of other business to be brought by stockholders before the annual meeting, and the period to do so has now closed.

Wachtell, Lipton, Rosen & Katz is serving as Viad’s legal advisor, and J.P. Morgan Securities LLC is serving as financial advisor.

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About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the Company's Web site at www.viad.com.

Important Additional Information

Viad intends to file a proxy statement and WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2015 Annual Meeting (the “Proxy Statement”). Viad, its directors, nominees and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2015 Annual Meeting. Information regarding the names of Viad’s directors and executive officers and their respective interests in Viad by security holdings or otherwise is set forth in Viad’s proxy statement for the 2014 Annual Meeting of Shareholders, filed with the SEC on April 10, 2014. To the extent holdings of such participants in Viad’s securities have changed, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Viad’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 7, 2014 and in Viad’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2014 filed with the SEC on May 9, 2014, August 8, 2014 and November 10, 2014, respectively. Details concerning the nominees of Viad’s Board of Directors for election at the 2015 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING VIAD’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Viad free of charge from the SEC’s website,www.sec.gov. Viad’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Viad Corp, 1850 North Central Avenue, Suite 1900, Phoenix, Arizona 85004-4565, Attn: Corporate Secretary, telephone: (602) 207-1000, or from Viad’s website, http://viad.investorroom.com/.

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Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of  customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contacts:

Joele Frank, Wilkinson Brimmer Katcher	MacKenzie Partners, Inc.	Viad Corp
Steve Frankel, Tim Lynch or Joseph Sala	Dan Burch, 212-929-5748	Carrie Long
(212) 355-4449	Laurie Connell, 202-591-5233	(602) 207-2681
IR@viad.com

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